Exhibit 10.1

VIROPHARMA INCORPORATED

EMPLOYEE INVENTION AND NON-DISCLOSURE AGREEMENT

This Agreement is made on [date], 2005 by EMPLOYEE (“Employee”) in favor of ViroPharma Incorporated (“Employer”).

Employee’s execution of this Agreement is a prerequisite to Employer’s employment of Employee. In consideration of Employer’s employment of Employee, the parties, intending to be legally bound, hereby agrees as follows:

1. Employee shall record descriptions of all of Employee’s work in the manner directed by Employer. All such records and copies thereof, whether compiled or kept at home, or at the premises of Employer, and all samples and experimental materials, will be the exclusive property of Employer.

2. All inventions, discoveries, know-how and ideas made, conceived, discovered or developed by Employee, solely or with others, while employed by Employer, during or after working hours, which are useful in or related to the business, work or investigations of Employer, and which have been made, conceived, discovered or developed wholly or partially with the use of Employer’s time, material, facilities, or confidential, proprietary, business and technical information or trade secrets, belong exclusively to Employer (the “Employer Inventions”). To the extent that, notwithstanding the foregoing sentence, Employee obtains or retains an interest in any Employer Inventions, Employee hereby irrevocably assigns and transfers to Employer (and to the extent that an executory assignment is not enforceable, Employee hereby agrees to assign and transfer to Employer, in writing, from time to time, upon request) any right, title, or interest that Employee has or may have in such Employer Inventions under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law without the necessity of further consideration. Employee agrees that he/she shall have no claim for additional compensation for such inventions, discoveries or ideas.

3. Employee shall promptly disclose to his/her immediate superior or other authorized person of Employer any such invention, discovery or idea. At the request and expense of Employer, either before or after termination of Employee’s employment, Employee shall assist in acquiring and maintaining patent protection upon and confirming Employer’s title to such inventions, discoveries and ideas. Employee’s assistance (at Employer’s sole expense) will include the signing of applications for patent, assignments and other papers, cooperating in necessary proceedings, and taking any other steps considered desirable by Employer.

4. Employee shall not, either during or after his/her employment, disclose any Confidential Information without the prior written consent of Employer. In general, “Confidential Information” means any information not released by Employer to the general public, including but not limited to information relating to research, processes, products, formulas, methods, apparatus, equipment, costs, business studies, business procedures and finances and any samples and materials of Employer or any subsidiary, affiliate, contractor, customer or licensee of Employer, and all information and materials received by the Employer or Employee from a third party subject to an obligation of confidentiality and/or non-disclosure.

5. Employee has not been debarred under the provisions of the Generic Drug Enforcement Act of 1992, including without limitation, 21 U.S.C. Section 335a. If at any time during the term of this Agreement Employee (a) becomes debarred, or (b) receives notice of action or threat of action with respect to its debarment, Employee shall notify Employer immediately.

6. During the term of Employee’s employment, Employee shall not engage in any activity in competition with or against the best interests of Employer.

7. There are no restrictions, agreements or understandings whatsoever to which the Employee is a party which would prevent or make unlawful the Employee’s execution of this Agreement or the Employee’s employment by Employer, or would prevent, limit or impair in any way the performance by the Employee of the obligations hereunder. Any similar agreement with Employer previously signed by Employee is hereby superseded except with respect to obligations already incurred under any such similar agreement.

8. Employee shall observe safety and health regulations and report all known hazards to his/her supervisor or safety office.

9. This Agreement is not a promise of continued employment. Employee acknowledges that either the Employee or Employer has the right to terminate Employee’s employment with Employer at any time and for any reason or no reason.

10. Upon the termination of his/her employment with Employer, Employee shall return to Employer all originals and copies (whether in paper or electronic form) of all documents, records, notebooks, files, correspondence, reports, memoranda or similar materials that represent, contain or describe any Employer Inventions or Confidential Information, or other materials or property of any kind belonging to Employer then in his/her possession or under his/her control, whether prepared by the Employee or by others.

11. This Agreement contains the entire agreement and understanding of the parties, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the matters discussed herein. The provisions of this Agreement set forth herein shall survive the termination of the Employee’s employment with Employer. This Agreement shall be binding upon Employee’s heirs, executors, administrators or other legal representatives.

ACCEPTED AND AGREED TO:

BY:
Signature	Printed Name

VIROPHARMA INCORPORATED

BY: